EXHIBIT 23.3

CONSENT OF L. L. BRADFORD & COMPANY, LLC

L.L. Bradford & Company, LLC
3441 South Eastern Avenue
Las Vegas, Nevada 89169
(702) 735-5030

February 5, 2008

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Healthy Fast Food, Inc. – Form SB-2

Dear Sir/Madame:

As independent registered public accountants, we hereby consent to the use in Amendment No. 3 to this Registration Statement on Form SB-2 of our report dated January 30, 2008, relating to the financial statements of Healthy Fast Food, Inc.

Sincerely,

/s/L.L. Bradford & Company, LLC
L.L. Bradford & Company, LLC